UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): June 9, 2005

                              Sono-Tek Corporation
                              --------------------
             (Exact name of registrant as specified in its charter)

                         Commission File Number: 0-16035

             New York                                      14-1568099
     ------------------------                        ------------------------
     (State of Incorporation)                        (I.R.S. Employer ID No.)


          2012 Route 9W, Milton, New York                         12547
      ----------------------------------------                 ----------
      (Address of Principal Executive Offices)                 (Zip Code)

       Registrant's telephone number, including area code (845) 795-2020
                                                          --------------

Check appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On June 9, 2005, Sono-Tek Corporation (the "Company") appointed Stephen J. Bagley as Chief Financial Officer, the Company's principal financial officer. Prior to joining the Company, from September 2003 to May 2005, Mr. Bagley was Controller of A. Colarusso & Son, Inc., a highway and bridge contractor. From April 2003 to September 2003, Mr. Bagley was Vice President of Finance of Leschaco, Inc., an international freight forwarder. From April 1997 to April 2003, Mr. Bagley was Chief Financial Officer of Cloverleaf Transportation, a short haul trucking company.

Concurrently with Mr. Bagley's appointment, Philip Strasburg, a Director of the Company, resigned his position as Treasurer in which he had served since February 2005. In such capacity, Mr. Strasburg had been the Company's principal financial officer. The Company's Board of Directors also elected Mr. Strasburg chairman of the Board's audit committee, a position in which he had served prior to becoming Treasurer.


Item 7.01:  Regulation FD Disclosure.

The Company issued a press release regarding the appointment of Stephen J. Bagley as Chief Financial Officer. This it attached as exhibit 99.1.


Item 9.01   Financial Statements and Exhibits.

(c)     Exhibits

99.1    Press release dated June 21, 2005.


                                   Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                                           SONO-TEK CORPORATION

By:                                                   /s/ Christopher L. Coccio
                                                      -------------------------
                                                          Christopher L. Coccio
                                                        Chief Executive Officer

June 21, 2005